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                                                                     Exhibit 5.1

                                October 6, 1995



                                                                         UNIF.3



Board of Directors
United States Filter Corporation
73-710 Fred Waring Drive, Ste. 222
Palm Desert, California 92260

     Re:  Registration Statement on Form S-3
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Dear Board of Directors:

     I am the general Counsel of United States Filter Corporation (the "Company"). I have acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the possible sale from time to time of $140,000,000 in aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2005 (the "Notes") by the holders thereof and the shares of the Company's Common Stock, $.01 par value per share, which may be issued upon conversion of the Debentures (the "Conversion Shares").

     As counsel to the Company, I am familiar with the proceedings heretofore taken in connection with the sale by the Company of the Notes, and the additional proceedings executed in connection with the Registration Statement and the possible sale from time to time of the Notes and the Conversion Shares in the manner contemplated by the Registration Statement. In addition, I have examined such books and records of the Company as in my judgment was necessary or appropriate to enable me to render the opinions expressed below.

     Based upon the foregoing, it is my opinion that the Notes have been legally issued, the Notes are fully paid and are non assessable and that the Notes are binding obligations of the Company in accordance with their terms subject to those limitations arising pursuant to applicable bankruptcy
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and similar laws and equitable principles and general principles of public policy and judicial discretion (together the "Exceptions") and that, when, in the manner contemplated in the Prospectus made part of the Registration Statement, the Notes are sold and/or the Notes are converted into the Conversion Shares and the Conversion Shares are sold, the Notes and Conversion Shares, as applicable, will be legally and validly issued, fully paid and nonassessable and the Notes will continue to be binding obligations of the Company subject to the Exceptions.

     I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus of the Company made a part thereof.

                                      Very truly yours,

                                      /s/ Damian C. Georgino, Esq.

                                      Damian C. Georgino, Esq.